                                                             EXHIBIT 5.1




                                  May 29, 1997


Board of Directors
Just For Feet, Inc.
7400 Cahaba Valley Road
Birmingham, Alabama 35242

                  RE:  Just For Feet, Inc.
                       Registration Statement on Form S-8
                       42,900 Shares of $.0001 par value
                       Common Stock
                       Just For Feet, Inc./IAC Non-Qualified Stock Option Plan
                       -------------------------------------------------------

Gentlemen:

  We have acted as counsel for Just For Feet, Inc. (the "Company") in connection with the registration of 42,900 shares of its $.0001 par value Common Stock (the "Shares") reserved to the Just For Feet, Inc./IAC Non-Qualified Stock Option Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

  In connection therewith, we have examined the following:

  (1) The Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Alabama;

  (2) The By-Laws of the Company, as amended, certified as complete and correct by the Secretary of the Company;

  (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

  (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Alabama; and

  (5) The Registration Statement, including all exhibits thereto.

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Board of Directors
Just For Feet, Inc.
May 29, 1997
Page Two



    Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

    (A) The Company has been duly incorporated under the laws of the State of Alabama and is validly existing and in good standing under the laws of that state.

    (B) The Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

    We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              SMITH, GAMBRELL & RUSSELL, LLP



                              /s/ Marlon F. Starr
                              ------------------------------
                              Marlon F. Starr

MFS/dkaw